               CURTIS MATHES HOLDING CORPORATION

           NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                  To Be Held January 29, 1998

To the Shareholders of CURTIS MATHES HOLDING CORPORATION:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders of Curtis Mathes Holding Corporation, a Texas corporation, (the "Company"), will be held on Thursday, January 29, 1998, at the offices of the Company, 10911 Petal Street, Dallas, Texas 75238, commencing at 4:30 P.M., Dallas time, for the following purposes:

     1. Adoption of directors' proposal to amend the Articles of Incorporation of the Company to change the Company name to "uniView Technologies Corporation."

     2. Adoption of directors' proposal to amend the Articles of Incorporation of the Company to reclassify its Common Stock as $.10 par value, and to effect a 10 to 1 reverse stock split.

     Only those Shareholders of record at the close of business on December 12, 1997 will be entitled to receive notice of, and vote at the meeting.

     Your attention is called to the enclosed Proxy Statement.

                              By Order of the Board of Directors,

                              /s/ Billy J. Robinson

                              Billy J. Robinson
                              Secretary

Dallas, Texas
December 12, 1997

                  CURTIS MATHES HOLDING CORPORATION
                           10911 Petal Street
                          Dallas, Texas  75238
                              (214 503-8880
                        _________________________

                             PROXY STATEMENT
                           "PRELIMINARY COPY"
                        _________________________

                   Special Meeting of Shareholders
                           January 29, 1998

                            INTRODUCTION

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders of Curtis Mathes Holding Corporation (the "Company") on or about December 22, 1997, in connection with the solicitation of proxies on behalf of the Board of Directors for use at a Special Meeting of Shareholders of the Company (the "Special Meeting") to be held on Thursday, January 29, 1998, at the offices of the Company, 10911 Petal Street, Dallas, Texas 75238, commencing at 4:30 P.M., Dallas time, and any postponement or adjournment thereof.

                       PROXY SOLICITATION

     When proxies in the accompanying form are properly executed and returned, the shares that they represent will be voted at the Special Meeting in accordance with the instructions marked thereon. Executed but unmarked proxies will be voted FOR all of the proposals. The persons named as proxies in the accompanying form of proxy were selected by the Board of Directors.

     Any shareholder giving a proxy has the power to revoke it at any time by written notice given to and received by the Secretary of the Company prior to the Special Meeting, or any postponement or adjournment thereof, or upon request if the shareholder is present at the Special Meeting and chooses to vote in person. Whether or not you plan to attend the Special Meeting, please sign and date the enclosed proxy and return it promptly in the accompanying envelope in order to be sure that your shares will be voted at the Special Meeting.

     The Company is making the solicitation of proxies and will bear the expense. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and employees of the Company by telephone, telecopy, telegraph or in person. No additional compensation will be paid to such persons for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees and fiduciaries and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to their principals and in obtaining authorization for the execution of proxies.

               VOTING SECURITIES AND RECORD DATE

     Only holders of record of shares of the common stock, $0.01 par value, of the Company (the "Common Stock") as of the close of business on December 12, 1997 (the "Record Date") are entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, there were 45,541,406 shares of the Common Stock issued and outstanding. The Common Stock is the only class of voting securities of the Company issued and outstanding. Each shareholder of record in this class at the close of business on the Record Date is entitled at the Special Meeting to one vote for each share of the Common Stock held. As provided in the Company's Articles of Incorporation, there is no cumulative voting.

                SECURITY OWNERSHIP OF MANAGEMENT
                 AND CERTAIN BENEFICIAL OWNERS

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of the Common Stock, as of the Record Date, by (i) persons known to the Company to be the beneficial owners of more than 5% of the outstanding shares of Common Stock, (ii) all directors of the Company, (iii) each of the Company's most highly paid executive officers and (iv) all directors and executive officers of the Company as a group.

     The number of shares of Common Stock beneficially owned by each individual set forth below is determined under the rules of the Commission and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which an individual has sole or shared voting power or investment power and any shares which an individual presently, or within 60 days, has the right to acquire through the exercise of any stock option or other right. Unless otherwise indicated, each individual has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of Common Stock set forth in the following table. The information is based upon corporate records, information furnished by each shareholder, or information contained in filings made with the Securities and Exchange Commission.

                                   Number of Shares
     Name and Address              Amount and Nature          Percent
     of Beneficial Owner           of Beneficial Ownership    of Class

5% Beneficial Owners

     Patrick A. Custer             2,498,615(1)               5.47%
     P. O. Box 802808
     Dallas, Texas 75380-2808

     Geninvest, S.A.               3,627,333(2)               7.38%
     c/o Lewis D. Rowe, Director
     P.O. Box 1561
     Zephyr House, Mary Street,
     Grand Cayman, British West Indies

Directors

     Patrick A. Custer             2,498,615(1)               5.47%
     Edward M. Warren                227,500(3)               0.50%
     Billy J. Robinson               102,500(4)               0.22%
     Bernard S. Appel                 75,000(5)               0.16%

Executive Officers

     Patrick A. Custer             2,498,615(1)               5.47%
     Billy J. Robinson               102,500(4)               0.22%

All Directors and Executive
     Officers as a Group           3,076,715(6)               6.70%

(1) Includes 175,000 shares owned outright by Mr. Custer; 50,000 shares issuable to Mr. Custer upon exercise of vested nonstatutory Employee Stock Options; 1,906,515 shares held of record by Custer Company, Inc., a family trust, over which Mr. Custer exercises voting control; 120,000 shares issuable to Custer Company, Inc. upon exercise of warrants; 237,500 shares owned by his wife; 9,400 shares held by his wife for the benefit of his minor daughter; and 100 shares each owned by his two sons.

(2)  Issuable upon exercise of warrants.

(3) Includes 202,500 shares owned outright, and 25,000 shares issuable to Mr. Warren upon exercise of stock options.

(4) Includes 65,000 shares owned outright, and 37,500 shares issuable to Mr. Robinson upon exercise of vested nonstatutory Employee Stock Options. Shares are held in escrow to be earned over four year term of employment, but over which Mr. Robinson has voting rights.

(5) Includes 50,000 shares owned outright, and 25,000 shares issuable to Mr. Appel upon exercise of stock options.

(6) Includes 2,903,615 shares beneficially owned by all directors. Also includes 15,000 shares owned outright, and 57,500 shares issuable to Mr. Richardson upon exercise of vested nonstatutory Employee Stock Options. Also includes 10,000 shares owned outright, and 51,100 shares issuable to Mr. Park upon exercise of vested nonstatutory Employee Stock Options. Also includes 2,000 shares owned outright, and 37,500 shares issuable to Mr. O'Mara upon exercise of vested nonstatutory Employee Stock Options.

                               NAME CHANGE

       The   directors  propose  to  amend  the  Company's  Articles   of
Incorporation  to  change  the  Company  name  to  "uniView  Technologies
Corporation."

     Management previously announced a complete internal restructuring of the Company into two divisions, a Technologies Division and a Curtis Mathes Division. The Technologies Division presently contains the latest technologies in the convergence market, uniViewT and uniView XpresswayT, and focuses on licensing its technologies to third parties in a variety of niche applications including home, education, banking, hotel, and home office, among others. The Curtis Mathes Division retains the Curtis Mathes brand name, and focuses on strategic alternatives designed to maximize its return on the name. The Technologies Division will also be the home of all cutting edge technologies that may be acquired or developed by the Company in the future.

      Management believes the name change is necessary as part of the planned evolution and transformation of the Company from a consumer electronics manufacturer to an advanced technology designer, developer and service provider, which management believes represents the future of the Company. Although the name change will not take effect until after shareholder approval, management expects to begin introducing the new name to the marketplace to create market awareness.

      The language of the resolution passed by the Board of Directors to be approved by the shareholders reads as follows:

"RESOLVED, that the name of the Corporation be changed to "uniView Technologies Corporation" by the following amendment to the Articles of Incorporation of the Corporation (Articles of Incorporation amended to read): ARTICLE I: The name of the corporation is uniView Technologies Corporation."

                  RECLASSIFICATION OF COMMON STOCK AND
                           REVERSE STOCK SPLIT

     The directors propose to amend the Company's Articles of Incorporation to reclassify the Common Stock of the Company to a par value of $.10, and to effect a 10 to 1 reverse stock split, such that for every ten (10) pre-amendment common shares held by a shareholder, such holder would be entitled to one (1) post-amendment common share, fractional shares being rounded up to the nearest full post-amendment share, and outstanding warrants and options to purchase stock being adjusted accordingly.

     Adjustments  to  the corporate financial statements to  reflect  the reclassification and reverse split are expected to be minimal. The immediate effect in the market would be expected to increase the trading price per share tenfold, and to decrease the number of post-amendment shares involved in a trade to one-tenth of the pre-amendment number of shares that would have been involved in an identical trade. For example, a pre-amendment trade of 1,000 shares at a stock price of $.25 per share would be equivalent to a post-amendment trade of 10 shares at a stock price of $2.50 per share; the dollar amount of the transaction would remain the same. Outstanding pre-amendment shares of 45,541,406 would become approximately 4,554,141 outstanding post-amendment shares.

     The Nasdaq Stock Market, the NASD, and the SEC have approved substantial changes in Nasdaq initial listing and maintenance requirements which are to become effective on February 23, 1998. These changes will require that companies maintain $2,000,000 in net tangible assets (total assets less total liabilities and goodwill) or market capitalization of $35,000,000 or $500,000 in net income for two of the last three years, a $1,000,000 market value for the public float, two market-makers, and a minimum bid price of $1.00 per share. (As of the
Record Date, the single new maintenance requirement not met by the Company is the minimum bid price per share of its Common Stock, the most recent average closing bid prices ranging between $.25 and $.28 per share.) After the new maintenance requirements become effective, if the price of the Common Stock drops below $1.00 per share for 30 days, the Company will be notified of delisting proceedings unless the stock closes at $1.00 or more for ten consecutive days, within 90 days of falling out of compliance. If the Company's securities are delisted from Nasdaq, trading, if any, of the Company's securities would thereafter have to be conducted in the non-Nasdaq over-the-counter market. In such event, an investor could find it more difficult to dispose of, or to obtain accurate quotations as to the market value of, the Company's securities. In addition, if the Common Stock were to become delisted from trading on Nasdaq and the trading price of the Common Stock were to remain below $5.00 per share, trading in the Common Stock would also be subject to the requirements of certain rules promulgated under the Securities Exchange Act of 1934, as amended, which require additional disclosure by broker-dealers in connection with any trades involving a stock defined as a penny stock (generally, any non-Nasdaq equity security that has a market price of less than $5.00 per share, subject to certain exceptions.) The additional burdens imposed upon broker-dealers by such requirements could discourage broker-dealers from effecting transactions in the Common
Stock, which could severely limit the market liquidity of the Common Stock and the ability of investors to trade the Company's Common Stock.

     Should the Company's stock price respond favorably to future corporate developments, so that the new Nasdaq maintenance requirements were met by the Company, even without a reverse stock split, management believes the reverse split would further benefit the Company's shareholders by placing the Company in a better position to qualify for the Nasdaq National Market System (NMS.) Although the Company would still have to meet all of the listing criteria of NMS, all three alternatives for qualification require a minimum bid price of $5.00 per share. If the Company were able to qualify for the NMS listing, such listing would be expected to include other benefits and greater opportunities associated with stocks trading at that level, such as the opportunity for the stock to receive wider coverage in more publications and to become more widely traded by a wider variety of investors, such as mutual fund and managed portfolio managers.

     Based upon current market conditions, in light of the new and imminent Nasdaq maintenance requirements, and considering the increased opportunities associated with higher priced stocks, management has determined that the reclassification and reverse split is in the best interest of the Company's shareholders. The reclassification and reverse split would be effected by management by filing Articles of Amendment to the Articles of Incorporation of the Company with the Texas Secretary of State as soon as practicable after approval by the shareholders.

     Holders of the Common Stock have no preemptive or other subscription rights.

      The language of the resolutions passed by the Board of Directors to be approved by the shareholders in connection with the reclassification and reverse split read as follows:

"RESOLVED, that the common stock of the Corporation be, and hereby is, reclassified to a par value of $.10 per share by the following amendment to the Articles of Incorporation of the Corporation (Articles of Incorporation amended to read): ARTICLE IV (The first paragraph): The total number of shares of all classes of stock which the corporation shall be authorized to issue is 81,000,000 shares, divided into the following: (i) 1,000,000 shares of preferred stock, of the par value of $1.00 per share (hereinafter called "Preferred Stock"); and (ii)
80,000,000 shares of common stock, of the par value of $.10 per share (hereinafter called "Common Stock."); and

"FURTHER RESOLVED, that each ten (10) outstanding pre-amendment shares of Common Stock, par value $.01 per share, shall be combined into one (1) post-amendment share of Common Stock, par value $.10 per share, fractional shares being rounded up to the nearest whole share of post-amendment $.10 par value Common Stock; holders of each ten (10) outstanding pre-amendment shares of par value $.01 Common Stock shall be entitled to receive one (1) post-amendment share of par value $.10 Common Stock, plus one (1) post-amendment share of par value $.10 Common Stock for any fractional share held after the foregoing combination; and

"FURTHER RESOLVED, that all outstanding Warrants and Options to Purchase common stock shall be modified, subject to the specific terms contained in each warrant or option to purchase, which terms shall control in each instance, such that the number of common shares issuable upon exercise of such warrants or options to purchase shall reflect the foregoing reverse split of pre-amendment par value $.01 Common Stock into post-amendment par value $.10 Common Stock."

                       FORWARD LOOKING STATEMENTS

     This Proxy Statement may contain "Forward Looking Statements," which are Company expectations, plans, and projections which may or may not materialize, and which are subject to various risks and uncertainties. When used in this Proxy Statement, the words "plans," "expects,"
"anticipates," "estimates" and similar expressions are intended to identify forward-looking statements. For a discussion of risk factors associated with some of these expectations, please refer to the section entitled "Risk Factors" beginning on page 5 of the Company's S-3 Registration Statement declared effective as of October 8, 1997, as well as the Company's other SEC filings, which contain additional discussion about those factors which could cause actual results or events to differ from management's expectations. These forward-looking statements speak only as of the date of this Proxy Statement. The Company expressly disclaims any obligation or undertaking to release publicly any updates or change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement may be based.

                        QUORUM AND REQUIRED VOTE

     A majority of the issued and outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum for the transaction of business at the Special Meeting. An affirmative vote of a majority of the shareholders represented in person or by proxy at a meeting at which a quorum is present is required for approval of a matter.

     Under Texas law and under the Company's Articles of Incorporation and Bylaws, shares of the Common Stock represented in person or by proxy at the Special Meeting which abstain from voting on any matter are considered as being represented at the Special Meeting and entitled to vote on that matter. Such shares are therefore counted for the purpose of establishing a quorum and also for establishing the minimum number of votes required to approve any matter. As a result, such an abstention from voting has the same legal effect as a vote "AGAINST" the matter even though the shareholder or interested parties analyzing the results of the voting may interpret such a vote differently. "Broker non-votes" and proxies that simply withhold the authority to vote are not considered as being represented at the Special Meeting and are therefore not counted in establishing a quorum or the minimum number of votes required to approve any matter.

               DATE OF SUBMISSION OF SHAREHOLDER PROPOSALS

     Any shareholder who intends to present a proposal for action at the next annual meeting of shareholders must forward a copy of such proposal to the Secretary of the Company. Any such proposal must be received by the Company for inclusion in its proxy statement and form of proxy relating to that meeting by May 19, 1998. Shareholder proposals may be excluded from the Company's proxy statement pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, provided certain conditions are met.

                         OTHER MATTERS

     Management of the company does not expect any other matters to be presented for action by the shareholders at the Special Meeting.

     ALL PROXIES IN THE ACCOMPANYING FORM PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY SHAREHOLDERS. IF NO DIRECTION IS GIVEN, SUCH PROXIES PROPERLY EXECUTED WILL BE VOTED "FOR" ALL PROPOSALS SET FORTH HEREIN.

                                   By Order of the Board of Directors,

                                   /s/ Billy J. Robinson

                                   Billy J. Robinson
                                   Secretary
December 12, 1997
Dallas, Texas

                        Addendum - Form of Proxy

                    CURTIS MATHES HOLDING CORPORATION
        PROXY SOLICITED BY DIRECTORS FOR SPECIAL MEETING
                        January 29, 1998

The undersigned, having received the Notice of Special Meeting and Proxy Statement, hereby appoint(s) Neal J. Katz and Thomas W. (Bill) Park and each of them, proxies to represent the undersigned, with full power of substitution, at the Special Meeting of Shareholders of Curtis Mathes Holding Corporation, to be held on Thursday, January 29, 1998 at the offices of the Company, 10911 Petal Street, Dallas, Texas 75238, commencing at 4:30 P.M., Dallas time, and any postponement or adjournment thereof:
              (continued and to be signed on reverse side.)
                               ----------
                       (continued from other side)

                     Please date, sign and mail your
                  Proxy card back as soon as possible!

                     Special Meeting of Shareholders
                    CURTIS MATHES HOLDING CORPORATION
                            January 29, 1998

             Please Detach and Mail in the Envelope Provided
                               ----------
A [X] Please mark your votes as in this example.

     The directors recommend a vote FOR both proposals.

1.   Adoption   of   directors'  proposal  to  amend  the   Articles   of
     Incorporation of the Company to change the Company name to "uniView Technologies Corporation."

     FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

2.   Adoption   of   directors'  proposal  to  amend  the   Articles   of
     Incorporation of the Company to reclassify its Common Stock as $.10 par value, and to effect a 10 to 1 reverse stock split.

     FOR [   ]           AGAINST [   ]            ABSTAIN [   ]

Unless otherwise specified in the squares provided, the proxies shall vote FOR Proposal #1 and FOR Proposal #2.

   PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                  USING THE ENCLOSED ENVELOPE

______________  Date:  _____________   ______________  Date:   _____________
(Signature)(Title)                    (Signature if Held Jointly)

NOTE: Please sign name exactly as it appears above. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian please give full title as such. If a corporation, please sign in full corporate name by President or other authorized person. If a partnership, please sign in full partnership name by authorized person.